Convertible Note Subscription Agreement

Dated: September 21, 2007

EESTech Inc., ("Company")

The South Pacific Environmental Trust ("Subscriber")

Convertible Note Subscription Agreement

Contents

Details

Interpretation – definitions are at the end of the General terms

Parties		**Subscriber and Company**
Subscriber	Name	**The South Pacific Environmental Trust**
	ACN	N/A
	Incorporated in	N/A
	Address	447 Upper Edward Street, Spring Hill, Queensland, 4000
	Fax	61 7 3832 1336
	Attention	Mr Murray Bailey
Company	Name	**EESTech Inc.,**
	Address	1260 S. Highway 98, Building 1, Suite H-5, Chino Valley, Arizona, 86323
	Fax	61 7 3832 1336
	Attention	Ian Hutcheson – Company Secretary
Recitals	**A**	The Subscriber wishes to subscribe for and the Company has agreed to issue the Convertible Notes.
	B	This agreement records the terms of issue of the Convertible Notes.
Date of agreement	See signing page	

Convertible Note Subscription Agreement

General terms

1 Subscription for Convertible Notes

The Company agrees to issue and the Subscriber agrees to subscribe for two Convertible Notes on the terms and conditions of this agreement.

2 Subscription Price

The price payable for the Convertible Note is USD:150,000

3 Completion

3.1 Time and place of Completion

For each Convertible Note, Completion will take place at Brisbane, Australia on the Completion Date at 447 Upper Edward Street, Spring Hill, Queensland or any other time and place as the parties agree.

3.2 Subscriber's obligations at Completion

At Completion, the Subscriber must deliver to the Company a duly completed and executed application for the Convertible Note/s from the Subscriber in the form set out in Schedule 3.

3.3 Company's obligations at Completion

At Completion, the Company must issue to the Subscriber the Convertible Note/s (as evidenced by the Note Certificate).

3.4 Payment on Completion

At Completion, the Subscriber agrees to pay the Subscription Price in accordance with clause 4.

3.5 Each party's obligations at Completion

In respect of Completion:

(a) all of the parties' obligations under this agreement are interdependent; and

(b) all action required to be performed will be taken to have occurred simultaneously on the Completion Date.

4 Payment of the Subscription Price

4.1 Payment

At Completion, the Subscriber agrees to pay to the Company the Australian Dollar equivalent of the Subscription Price for each Convertible Note being subscribed for at that Completion.

4.2 Method of payment

The payment referred to in this clause 4 must be made by wire transfer to the company's bank account as follows:

Account:	EESTech Australia Pty Ltd
Bank:	Commonwealth Bank
BSB:	064000
Account:	11080686
SWIFT:	CTBAAU2S

5 Subscriber's warranties

5.1 Subscriber's representations and warranties

The Subscriber represents and warrants that:

(a) it has the power to enter into and perform this agreement and has obtained any necessary consents and authorisations to enable it to do so;

(b) the entry into and performance of this agreement by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary duty obligation) or default under any agreement or undertaking by which it is bound;

(c) this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy; and

(d) it has available to it sufficient funds to enable it to pay the Subscription Price for the Convertible Notes subscribed for in full and otherwise to perform its obligations under this agreement.

(e) The Convertible Notes for which Subscriber hereby subscribes, or is otherwise entitled, will be acquired solely for the account of Subscriber for investment; the Convertible Notes are not being purchased or otherwise acquired for subdivision or fractionalization; and Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Convertible Notes for which Subscriber hereby subscribes or is otherwise entitled, or any part thereof, and Subscriber shall not enter into any such contract, undertaking, agreement or arrangement.

(f) Subscriber has read, understands, and is fully familiar with all information provided by the Company, including but not limited to its public filings.

(g) The Company has made all documents pertaining to this purchase of the Convertible Notes available to Subscriber's attorney, accountant and Subscriber and has provided Subscriber, its attorney and accountant an opportunity to ask questions and secure additional information concerning the Convertible Notes and the Company and all additional matters considered by Subscriber to be relevant to this investment.

(h) Subscriber has relied solely upon the written information provided by the Company and independent investigations made by Subscriber and/or its representatives in deciding to purchase Convertible Notes offered hereby and no representations or agreements other than those that may be set forth in the written information provided by the Company have been made to Subscriber with respect thereto.

(i) Subscriber is in a financial position to hold the Convertible Notes for a period of time defined in Schedule 1 Item 4 , is able to bear the economic risk of an investment in the Convertible Notes and can withstand a complete loss of its investment in the Convertible Notes.

(j) Subscriber either alone or together with the assistance of its own professional advisor or advisors, has the knowledge and experience in business and financial matters to evaluate the merits and risk of an investment in the Convertible Notes.

(k) Subscriber recognizes that the Convertible Notes, as an investment, involve a high degree of risk, including but not limited to the risk of economic loss from the operations of the Company due to the limited operational history of the Company and the expectation of losses for the foreseeable future, as well as risks created by the outstanding obligations of the Company.

(l) Subscriber has been advised that the Convertible Notes are being offered and sold pursuant to exemptions from the registration requirements of these laws, and that the reliance by the Company on these exemptions is predicated in part on Subscriber's representations to the Company contained in this Agreement.

(m) Neither the Company nor any person acting on its behalf has offered to sell Convertible Notes to Subscriber by means of any form of general solicitation or advertising, such as media advertising or public seminars.

(n) Subscriber understands that only persons who are "accredited investors", as defined in Regulation D under the Securities Act of 1933, may purchase Convertible Notes. Subscriber represents that he or she is an "accredited investor", because Subscriber meets one or more of the categories below. (Subscriber should initial each applicable category.)

(i) A natural person (i.e., an individual) whose net worth, or joint net worth with the individual's spouse, exceeds $1,000,000 as of the date of this Agreement.

(ii) A natural person (i.e., an individual) whose individual gross income exceeded $200,000 in each of the two most recent calendar years, or whose joint gross income with the individual's spouse exceeded $300,000 in each of the two most recent calendar years and, in either case, the person has reasonable expectation of his single or joint gross income, respectively, reaching the same level in the current year.

5.2 Company's disclaimer

Subject to any law to the contrary, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, in relation to the issue of the Convertible Notes by the Company are excluded and the Company disclaims all liability in relation to these to the maximum extent permitted by law.

6 Notices

6.1 Form

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the Company Secretary or, if the recipient has notified otherwise, then marked for attention in the last way notified.

6.2 Delivery

They must be:

(a) left at the address set out or referred to in the Details;

(b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c) sent by fax to the fax number set out or referred to in the Details; or

(d) given in any other way permitted by law.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

6.3 When effective

They take effect from the time they are received unless a later time is specified.

6.4 Receipt - post

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

6.5 Receipt - fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

7 General

7.1 Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

7.2 Variation and waiver

A provision of this agreement or a right created under it may not be waived or varied except in writing, signed by the party or parties to be bound.

7.3 Governing law

This agreement is governed by the law in force in Queensland. Each party submits to the non-exclusive jurisdiction of the courts of that place.

7.4 Costs

Each party agrees to pay its own costs and expenses in connection with the negotiation, preparation, execution, delivery and registration of this agreement.

8 Interpretation

8.1 Definitions

Unless the context requires otherwise, terms used but not defined in this agreement have the meanings given to them in Schedule 1 of this agreement.

These meanings apply unless the contrary intention appears:

Authorised Officer means a person appointed by a party to act as an authorised officer for the purposes of this agreement.

Completion means the completion of the issue and allotment of, and payment of the Subscription Price for, the Convertible Notes in accordance with this agreement and **Complete** has a corresponding meaning.

Completion Date means the date on which the Subscription Price, in cleared funds, is deposited to the Company's account or the Subscriber provides a bank cheque to the Company for the Subscription Price.

Subscription means the subscription for Convertible Notes referred to in clause 1.

Subscription Price means the aggregate consideration payable for each Convertible Note, calculated in accordance with clause 2.

Convertible Note means convertible notes in the Company that have an attachment to convert to Restricted Stock in the Company. This Stock is issued in accordance with the United States Securities and Exchange Commission Rule 144.

9. Required Legends

THE SECURITIES SUBSCRIBED FOR HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS, AS THAT TERM IS DEFINED UNDER THE 1933 ACT AND SOLELY IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID 1933 ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON, OR ENDORSED THE MERITS OF, THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED BY THE COMPANY PURSUANT HERETO. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES SUBSCRIBED FOR HEREUNDER ARE BEING SOLD TO INVESTORS WHO ACQUIRE THE SECURITIES SOLELY FOR INVESTMENT PURPOSES WITHOUT A VIEW TOWARDS FURTHER DISTRIBUTION. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT, THE LAWS OF THE APPLICABLE STATES, OR PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO RETAIN THE SECURITIES FOR A PERIOD OF TIME AS DEFINED IN SCHEDULE 1 ITEM 4 AND TO BEAR THE ASSOCIATED FINANCIAL RISKS.

Convertible Note Subscription Agreement

THE COMPANY RESERVES THE RIGHT TO REJECT ANY OFFER TO PURCHASE SECURITIES, IN WHOLE OR IN PART, FOR ANY REASON, OR TO SELL LESS THAN THE AMOUNT OF SECURITIES FOR WHICH ANY PROSPECTIVE INVESTOR HAS SUBSCRIBED. THIS SUBSCRIPTION AGREEMENT IS PERSONAL TO SUBSCRIBER AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE SECURITIES OF THE COMPANY. DISTRIBUTION OR DISCLOSURE OF THE CONTENTS HEREOF WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.

THE UNDERSIGNED IS ENCOURAGED TO AND SHOULD CONSULT THE UNDERSIGNED'S OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THE SECURITIES.

UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS SUBSCRIPTION AGREEMENT EVIDENCE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY UNLESS AND UNTIL (I) THE PROSPECTIVE INVESTOR TO WHOM IT IS GIVEN SATISFIES THE SUITABILITY STANDARDS SET FORTH HEREIN; AND (II) SUCH PROSPECTIVE INVESTOR TENDERS, AND THE COMPANY RECEIVES AND ACCEPTS, ALL NECESSARY DOCUMENTATION AND PAYMENT-IN-FULL FOR THE SECURITIES. THE COMPANY HEREBY RESERVES THE RIGHTS TO REJECT, FOR ANY REASON, ANY SUBSCRIPTION TENDERED BY ANY PROSPECTIVE INVESTORS.

Convertible Note Subscription Agreement

Schedule 1 - Terms of Issue of Convertible Notes

1 Definitions

Unless the context requires otherwise, terms used but not defined in these Terms of Issue have the meanings given to them in the Subscription Agreement .

These meanings apply in these Terms of Issue, unless the contrary intention appears:

Business Day means the day (other than a Saturday or Sunday) on which banks are open for business in Brisbane, Australia.

Conversion is that time when the Convertible Notes are converted into Shares in accordance with these Terms of Issue.

Conversion Date means the date on which Conversion takes place.

Conversion Number means the number of Shares in the capital of the Company that will be issued to the Noteholder. The amount will be the equivalent of the sum of the face value of the Convertible Notes and the accumulated Interest, divided by a strike price for each Share of USD0.30.

Convertible Notes means the unsecured convertible notes issues by the Company pursuant to the Subscription Agreement, on the terms of these Terms of Issue.

Interest Rate means 10% per annum.

Issue Date means the date on which the Convertible Notes are issued in accordance with the Subscription Agreement.

Note Certificate means a certificate issued by the Company, substantially in the form set out in Schedule 2 to the Subscription Agreement.

Noteholder means a person whose name is for the time being entered in the Register of Noteholders, described as the Subscriber in accordance with the Subscription Agreement.

Principal Outstanding means, in respect of all Convertible Notes, an amount equal to the aggregate of:

(a) the sum of the Subscription Price for each of the Convertible Notes; and

(b) any interest payable on the Convertible Notes to the Noteholder from time to time.

Register of Noteholders means the separate register of Noteholders kept by or on behalf of the Company under Condition 9.

Shares means fully paid Restricted Shares in the capital of the Company.

Subscription Agreement means the agreement between EESTech Inc., and Subscriber dated on or about [Date].

Terms of Issue means the terms and conditions of issue of the Convertible Notes contained in this Schedule 1 of the Subscription Agreement.

2. Status and Security

The Convertible Notes are an unsecured debt obligation of the Company.

3. Interest

The Convertible Notes will bear interest on the Principal Outstanding at the Interest Rate from the Issue Date until the Conversion Date. Such interest accrues and compounds on a monthly basis.

4. Conversion

The Convertible Notes will be converted into the Conversion Number of Shares on the day which is 5 Business Days after the Company notifies the Noteholders in writing that it has received approval from its Stockholders and the United States Securities and Exchange Commission to increase its authorised share capital by more than the Principal Outstanding. On such date:

(a) the Noteholder irrevocably and unconditionally directs the Company to apply the whole of the Principal Outstanding to the Noteholder for the subscription of the Conversion Number of Shares;

(b) Company shall redeem the Convertibles Notes for an amount equal to the Principal Outstanding; and

(c) Company will issue to the Noteholder the Conversion Number of Shares.

5. Ranking

Shares issued pursuant to Condition 4 (c) shall rank equally with the fully paid Restricted Shares of the Company from the date of issue of such Shares.

6. Share Certificate

The Company will issue a Share Certificate for Shares issued pursuant to Condition 4 (c).

The issue of Shares as a result of Conversion shall be deemed to be full repayment of the Principal Outstanding. The obligations of the Company with respect to the Principal Outstanding shall cease completely and immediately upon Conversion.

7. **Payments**

7.1 If the date for payment of any amount under these Terms of Issue is not a Business Day, the date for payment shall be postponed to the next following Business Day unless that is in a different calendar month, in which case the date for payment will be accelerated to the previous Business Day.

7.2 All payments to be made by the Company to the Noteholder shall be made without deduction for taxes, unless the Company is compelled by law to deduct any taxes.

7.3 If the Company is compelled by law to deduct any taxes from any payment made by the Company to the Noteholder, the Company shall:

(a) pay to the Noteholder such amount after having made any such deductions or withholding;

(b) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the period set by the relevant law;

(c) promptly after any such payment, give to the Noteholder a statement in writing showing the gross amount of the payment, the amount of taxes deducted or withheld, and the actual amount paid to the Noteholder; and

(d) give the Noteholder such assistance as it may reasonably request to secure any credit or repayment that may be due to it on account of the taxes deducted or withheld.

8 **Adjustment to the Conversion Number**

8.1 **Reconstruction of Capital**

If before to the Conversion Date, all or part of the Shares on issue are divided into a greater number of securities, consolidated into a lesser number of securities, or are compulsorily converted into, or replaced by, different securities which are securities of the Company or are subject to a similar reconstruction, then:

(a) the description of the Shares the subject of the reconstruction becomes that of those different securities of the Company; and

(b) the Conversion Number becomes the aggregate of:

(i) the number of those different securities of the Company into which Convertible Notes forming part of the Conversion Number (if that had been issued) before the reconstruction would be converted or by which they would be replaced by the reconstruction; and

(ii) the Shares forming part of the Conversion Number which (if they had then been issued) are not subject to the reconstruction.

9. Register of Noteholders

9.1 Establishment of Register

The Company will establish and maintain a Register of Noteholders, at a place determined by the Company. The Company may elect to establish and maintain a branch register in any place determined by the Company.

9.2 Entry into Register

The Company will record in the Register of Noteholders the name and address of each holder of Convertible Notes, the number and amount of Convertible Notes held by any such person, the date of issue, transfer, conversion or redemption of such Convertible Notes, and such other particulars as the Company determines.

9.3 Inspection of Register

The Register of Noteholders will be open at all reasonable times during business hours for inspection by any person whose name appears in the Register.

9.4 Title to the Convertible Notes

The Company will recognise only the person or company whose name appears in the Register of Noteholders as the absolute owner of the Convertible Notes in respect of which that person is entered in the Register of Noteholders.

9.5 Lost Note Certificates

If a Note Certificate is lost, defaced or destroyed, a duplicate will be issued by the Company upon written request by the Noteholder, at a nominal cost to the Noteholder.

Convertible Note Subscription Agreement

Schedule 2 - Conversion Notice

To: The Directors EESTech Inc., 1260 S. Highway 98, Building 1, Suite H-5, Chino Valley, Arizona, 86323

[Name of Subscriber] of [Address of Subscriber] ("**the Noteholder**") being the registered holder of [number] Convertible Notes, hereby gives notice that it wishes to convert [number] of the Convertible Notes into Restricted Shares in the capital of the Company. This Notice is irrevocable.

The Noteholder authorises the Company to register it as the holder of the Shares and agrees to be bound by the Constitution of the Company.

Dated

Signed on behalf of [Name of Subscriber])
by its duly authorised representative)
in the presence of:)

....
Signature

....
Printed Name

....
Witness

....
Printed Name

This Conversion Notice, together with the Note Certificate, should be lodged at the Company's registered office.

Convertible Note Subscription Agreement

Schedule 3 - Form of Note Certificate

EESTech Inc.,
incorporated in Delaware, United States of America

Note Certificate No. [ ]

[ ] of [ ] is the registered holder of [insert number of convertible notes ie: one or two] Convertible Note/s in EESTech Inc., issued in accordance with and subject to the Terms of Issue set out in the Convertible Note Subscription Agreement between [ ] and the Company dated on or about [ ].

Dated [ ]

Executed by [ ]

Convertible Note Subscription Agreement

Schedule 4 – Application for Convertible Notes

To: The Directors, EESTech Inc., 1260 S. Highway 98, Building 1, Suite H-5, Chiono Valley, Arizona, 86323
Attention: Ian Hutcheson
FAX: 07 3832 1336

[Name of Subscriber] of [Address of Subscriber] (**"the Subscriber"**) hereby applies for the issuance of [insert number of convertible notes ie: 1 or 2] Convertible Note/s. In the event that the Subscriber applies for more than one Convertible Note, it acknowledges and agrees that the terms and conditions for the issue and Conversion of each Convertible Note will be identical. This Notice is irrevocable.

The Subscriber acknowledges and agrees that immediately upon the Company receiving the approval of the United States Securities and Exchange Commission and its Stockholders to increase its current Authorised Capital to 70,000,000, the Subscriber will lodge a Conversion Notice in the form of Schedule 2.

The Company and the Subscriber acknowledge that the Note/s will attract an interest rate as defined in the Subscription Agreement and such interest will be capitalised up to the Conversion Date.

Unless the context provides otherwise, capitalised terms not defined in this Notice have the meaning given in the Subscription Agreement and the Terms of Issue.

Dated

Signed on behalf of [Name of Subscriber])
by its duly authorised representative)
in the presence of:)

....
Signature

....
Printed Name

....
Witness

....
Printed Name

This Conversion Notice, together with the Note Certificate, should be lodged at the Company's registered office.

Convertible Note Subscription Agreement

EXECUTED as an agreement

DATED: 21 September 2007

The South Pacific Environmental Trust
SIGNED, AND DELIVERED for and on behalf of The South Pacific Environmental Trust by its duly authorised officer:

Signature of Authorised Officer

E.N. CARLISLE

Name of Authorised Officer (block letters)

Signature of Witness

S.M. CLARKE

Name of Witness (block letters)

EESTech Inc

EXECUTED by **EESTECH INC.** in Accordance with section 127(1) of the Corporations Act 2001 (Cwth) by Authority of its Directors:

Signature of Director

MURRAY JAMES BAILEY

Name of Director (block letters)

Signature of Company Secretary

IAN LINDSAY HUTCHESON

Name of Company Secretary (block letters)